                                                                     EXHIBIT 4.8

                                                                     Page 1 of 7
                                                                9 September 2003

                           SPECIFIC SERVICE AGREEMENT

                                     BETWEEN

                     SONY ERICSSON MOBILE COMMUNICATIONS AB
                  (HEREINAFTER REFERRED TO AS "SONY ERICSSON")

                                       AND

                   NAMTAI ELECTRONIC (SHENZHEN) COMPANY LTD.
                   (HEREINAFTER REFERRED TO AS THE "SUPPLIER")

                            REGARDING PROJECT "ALEX"

                                                                     Page 2 of 7
                                                                9 September 2003

TABLE OF CONTENTS

 1.  TERMINOLOGY, INTEGRATED PART...............................................       1
 2.  SCOPE OF THE SSA...........................................................       2
 3.  FORECASTS AND ROADMAPS.....................................................       2
 4.  COMMUNICATION AND CONTACT PERSONS..........................................       2
 5.  INDUSTRIALISATION SERVICES.................................................       2
 6.  INDUSTRIALISATION-TEST APPLICATIONS........................................       3
 7.  PROTOTYPES.................................................................       3
 8.  SPECIFICATION..............................................................       3
 9.  DOCUMENTATION..............................................................       3
10.     PRICING AND TERMS OF PAYMENT............................................       3
11.     TERMS OF DELIVERY.......................................................       4
12.     PACKING AND LABELLING...................................................       4
13.     QUALITY.................................................................       4
14.     PURCHASE OF COMPONENTS..................................................       5
15.     TERM OF AGREEMENT AND TERMINATION.......................................       5

ENCLOSURES:

Enclosure 2.3          Project Plan, 1/10053-FCP1012478 Latest Edition

Enclosure 10.1         Prices and Price model

Enclosure 14.1         Purchase of components

Enclosure 14.2         Forecast Flexibility & Liability model

                                                                     Page 1 of 7
                                                                9 September 2003

SPECIFIC SERVICE AGREEMENT

made as of 9th September 2003, by and between

Sony Ericsson Mobile Communications AB, Org no 556615-6658, a limited liability company duly incorporated and existing under the laws of Sweden, with its principal office at Nya Vattentornet, S-221 88 Lund, Sweden, hereinafter referred to as "Sony Ericsson",

and

NAMTAI ELECTRONIC (SHENZHEN) COMPANY LTD., a corporation duly incorporated and existing under the laws of The Peoples' Republic of China ("PRC") and having its registered officer at Gu Su Industrial Estate, Xinan, Baoan, Shenzhen, PRC (hereinafter referred to as the "Supplier").

(hereinafter referred to as the "Supplier").

WHEREAS:

1. Ericsson and Namtai Electronic & Electrical Products Ltd have entered into the General Service and Purchase Agreement, GSPA, dated 15th February 2001 among other agreements, The GSPA has been duly assigned to Sony Ericsson Mobile Communications AB during 2002.

2. The GSPA contains the general terms and conditions for the performance of Product Supply to Sony Ericsson, from Supplier,

3. It is intended that the GSPA will be supplemented by one (1) or more SSA's setting out the specific provisions relating to the performance of Product Supply, and

4. The Supplier has explained that it is willing and fully able to perform the Product Supply on behalf of Sony Ericsson for delivery of high quality Products, under the terms and conditions set out in this SSA and the GSPA.

NOW THEREFORE, in consideration of the mutual obligations herein contained, the Parties agree as follows:

1.       TERMINOLOGY, INTEGRATED PART

         The GSPA shall be an integrated part of this SSA and, accordingly, all terms and conditions in the GSPA shall also apply to this SSA. Capitalised terms contained herein shall have the meanings assigned to them below or as ascribed to them in the GSPA unless otherwise defined in the context or document where it is used.

         "AGREEMENT", means this Specific Service Agreement.

         "GSPA", means the General Service and Purchase Agreement referred to in the "Whereas"-section above entered into between the Parties.

                                                                     Page 2 of 7
                                                                9 September 2003

         "PRODUCT", means the Flash Alex, developed by C Technologies AB on behalf of Sony Ericsson and as further specified in this Agreement.

         "PA", means the Purchase Agreement separately signed covering the Product. The PA will be the new name of the SPA mentioned in the GSPA.

         "SSA", means this Specific Service Agreement.

2.       SCOPE OF THE SSA

2.1      Under the terms and conditions set forth in the Agreement Documents

         (i) Supplier shall - exclusively for Sony Ericsson ~ perform Product Supply regarding the Product, and

         (ii) Sony Ericsson shall be entitled to purchase the Products from Supplier under the PA.

2.2 In the event of an inconsistency in the Agreement Document, the inconsistency shall be resolved by giving documents precedence in the following order:

         (i) The Purchase Order, excluding Sony Ericsson's general purchasing conditions if such have been enclosed with the Purchase Order,

         (ii)     The PA,

         (iii)    The GSPA.

         (iv)     This Agreement excluding the Enclosures,

         (v)      Enclosure 2.3       Project Plan

         (vi)     Enclosure 10.1      Prices and Price model

         (vii)    Enclosure 14.1      Purchase of components,

         (viii)   Enclosure 14.2      Forecast, Flexibility & Liability model

2.3 Included in the Product Supply shall be repair and maintenance services as set out in Enclosure 2.3.

3.       FORECASTS AND ROADMAPS

3.1      A forecast of RTL and production volumes may be included in Enclosure
         2.3. These volume are only for production and capacity planning purposes, Sony Ericsson is not committed to buy according to the forecasted volumes. Sony Ericsson is liability for forecasted volumes as per Article 14.

4.       COMMUNICATION AND CONTACT PERSONS

4.1 In accordance with Subsection 5.5 of the GSPA the Parties hereby appoint the contact persons set out in Enclosure 2.3 to receive and to communicate information.

5.       INDUSTRIALISATION SERVICES

                                                                     Page 3 of 7
                                                                9 September 2003

5.1 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.1 of the GSPA, lead and be responsible for the industrialisation of Product.

5.2 Supplier shall, as part of the Product Supply and in accordance with Subsection 6.4 of the GSPA, provide information for the design work and furthermore manufacture the test applications.

5.3 The requirements for traceability as provided in Subsection 6.7 in the GSPA shall be as set out in Enclosure 2.3.

6.       INDUSTRIALISATION-TEST APPLICATIONS,

6.1 Supplier shall develop and deliver Manufacturing Test Applications as set out in Section 7 of the GSPA and as the case may be in Enclosure 2.3

7.       PROTOTYPES

7.1      Supplier shall

         (i)    provide Sony Ericsson with Prototypes

         (ii)   review the Prototypes for manufacturability,

         (iii)  perform the testing of the Prototype, as defined in Enclosure
                2.3 and

         (iv) provide Sony Ericsson with written reports of the analysis of the Prototypes.

8.       SPECIFICATION

8.1 Supplier shall not deliver any Products unless they meet the requirements set out in the Specification as set out in Enclosure 2.3 and amended from time to time in and as further described in Section 14 in the GSPA,

9.       DOCUMENTATION

9.1      Project Documentation

         The Supplier shall submit written reports to Sony Ericsson on the activities and the progress of the Product Supply. Such reports shall include the reports and plans specified in Enclosure 2.3.

9.2      Product Documentation

         Supplier shall produce and deliver to Sony Ericsson Product Documentation fulfilling the requirements set out in templates included in Enclosure 2.3.

10.      PRICING AND TERMS OF PAYMENT

10.1 The current price and the price model of the Product shall be as set out in Enclosure 10.1

         All invoices sent by Supplier shall be in USD or Euro as agreed in the PA

                                                                     Page 4 of 7
                                                                9 September 2003

10.2     Price review

         The price of the Products shall be reviewed and agreed quarterly before the ending of every quarter in order for the prices to be firm for deliveries during the following quarter.

         The basis for the price review shall be:

         (i)      significant changes in volumes, and/or;

         (ii)     fluctuations in the exchange rate as defined below, and/or;

         (iii)    changes to the Specification, and/or;

         (iv) increased production efficiency including but not limited to "The learning curve advantage", and/or;

         (v)      changes in the price of the components.

         (vi) delivery performance in the last quarter before against agreed and acknowledge order, call of lead time

         Changes in the Specification and/or changes of a specific component price during a quarter, which causes a different price shall immediately or with a reasonable delay - due to material in stock - apply to all ordered Products. Such reasonable delays shall however only relate to reasonable explainable normal stock levels or situations with higher stock levels attributable to Sony Ericsson. At the quarterly price review meetings Supplier will describe and specify the changes made during the quarter. The different price shall be passed on to Sony Ericsson at the aforementioned fixed exchange rate as defined in GSPA.

11.      TERMS OF DELIVERY

11.1     Delivery time

         The Supplier shall perform the Product Supply, in accordance with the time-schedule set out in Enclosure 2.3 Dates of delivery of volume produced Products shall be as stated in the relevant P.O.

11.2     Delivery terms

         Applicable terms of delivery shall be FCA Hong Kong International Airport, INCOTERMS 2000, unless otherwise agreed in P.O.

12.      PACKING AND LABELLING

12.1 The Products shall be packed and marked separately as set out in the Specifications and the applicable Purchase Order. The Purchase Order and product numbers shall be set out in the shipping documents.

13.      QUALITY

13.1 All Product Supply shall be handled in accordance with the standards/requirements set out in the Specification and in Enclosure 2.3

                                                                     Page 5 of 7
                                                                9 September 2003

14.      PURCHASE OF COMPONENTS

14.1 The Supplier shall purchase materials at contracted prices under existing Sony Ericsson Agreements for supply of materials as set out in Enclosure 14.1.

14.2 Sony Ericsson liability for components as related to volume forecast as set out in Enclosure 14.2

14.3 The Supplier is responsible for the purchase and supply of all components.

15.      TERM OF AGREEMENT AND TERMINATION

15.1 This Agreement shall come into force upon its execution by duly authorised representatives of both Parties and shall remain in effect until three (3) months have passed following written notice of termination by either Party, unless terminated on an earlier date as set out in Section 29 "TERM OF AGREEMENT AND TERMINATION" in the GSPA.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, in duplicate, each party taking one copy.

Date:9th September 2003     Date; 9th September 2003
Place: Hong Kong            Place: Lund

NAM TAI ELECTRONIC          SONY ERICSSON MOBILE
(SHENZEN) COMPANY Ltd       COMMUNICATIONS AB

/s/ Karene wong              /s/ Mats Led
------------------------     -----------------
KARENE WONG                  MATS LED

                                                                  Enclosure 10.1
                                                         Prices and Price model.

         PRICE MODEL.

         See enclosed Excel sheet, (Enclosure 10.1 A) to be applied as price model.

         PRICE.

         The following price of the Product is agreed.

         All prices in USD.

         Price of 7,37

         Prices shall be updated during the development work.

         NRE cost: 20000 USD, travel expenses.
         Tooling cost: 35000 USD for a production capacity of 150k units per month (P0# 70148596 received)
         Test equipment: 30000 USD.

         Test equipment cost and NRE shall be amortized over a fixed amount of units of 20k, to be defined and added onto the product price.

                                                                 Enclosure 10.1A
                                                                     Price model

1 MATERIAL COST

         Bill of material
                                                    ---------------
         Material scrap 1 %
                                                    ---------------
         Material burden 1 .5 %
                                                    ---------------
         TOTAL MATERIAL COST
                                                    ===============

2 LABOUR COST

         PROCESS     RATE (USD)   LABOUR TIME

         SMT          0.003/chip
                                                     ---------------
         Final assy.  4.24/hour
                                                     ---------------
         Testing      4.24/hour
                                                     ---------------
         Packaging    4.24/hour
                                                     ---------------
         TOTAL LABOUR COST
                                                     ===============
3 FREIGHT COST

         According to enclosure

4 FINANCIAL COST

         1.5% of bill of material for 60 days credit
                                                    ===============
         0.75% of bill of material for 30 days
         sea shipment. IF APPLICABLE
                                                    ===============
         0.375% of bill of material for 15 days
         sea shipment. IF APPLICABLE
                                                    ===============
5 PROFIT

         4.3% of bill of material
                                                    ===============
TOTAL UNIT PRICE
                                                    ===============

TOOLING COST (FOR INFORMATION ONLY)
                                                    ===============

                                                                  Enclosure 14.1
                                                         Purchase of components.

         COMPONENTS BOUGHT UNDER SONY ERICSSON AGREEMENTS.

         Supplier may call off volumes of below listed components from applicable Sony Ericsson agreements. Any such components shall only be used for manufacturing of the Product. Supplier may issue a forecast of the estimated volume to the selected component supplier to secure delivery.

         Supplier is solely responsible for the supply chain

         1. Icon,

         2. System connector,

         Sony Ericsson will advise about agreements with component supplier and valid prices during the project.

                                                                 Enclosure 14.2,
                                         Forecast, Flexibility & Liability model

         Sony Ericsson's forecast and production planning process, named Seihan Process is based upon constraint planning, i.e. the planning process takes all constraints regarding the product, components, manufacturing capacity, and other thereto related matters of Sony Ericsson entire supply chain. The Seihan Process operates with a six months planning period.

         This Forecast, Flexibility & Liability model, the Model, defines the responsibilities and undertaking of both Parties with regard to forecasts, flexibility and lead-times.

         The components covered by this Model shall solely be used for the manufacturing of the Product. See enclosed Excel sheet, Enclosure 14.2a, defining the Model. Components included in the Model shall have a significant impact upon the Product price and the applicable delivery lead-time. All such components shall be listed in the Model. Volume figures, component lead-times and prices snail be updated on a monthly base by Sony Ericsson, (Seller to provide input for Prices and lead-times)

         Sony Ericsson shall issue a new Model the last business day of each month, with updated forecast volumes, prices and lead-times. Prices and lead times shall be agreed with Supplier prior to such update.

         If the forecast proposal during the ramp-up period, (normally three months from the RTL-date) is higher than the latest agreed flexibility limits or production capacity Sony Ericsson may issue a forecast proposal to Supplier in order for Supplier to confirm if the availability of the necessary production capacity. This forecast proposal shall be communicated in due time before the Model shall be issued at the end of each month.

         Supplier undertakes that for all components listed in the Model actively work for to reduce the lead-time for each component in order to increase the flexibility of production process and to reduce its own financial exposure. The agreed objective, which is a non binding commitment of the Supplier, shall be to reduce lead-time by 20% annually. Purchase orders for component shall be placed at component suppliers on weekly bases to enable high flexibility.

         If Supplier does not receive the purchase orders in the quantity amount as stated in the forecast or any part thereof for any week before the agreed lead-time of that week, the Supplier shall withhold purchase of components for that week and for subsequent weeks in excess of the purchase orders received.

         Supplier shall always have an obligation to reallocate any components in stock and on order which becomes in excess due to changes in forecasted volumes.

         The Supplier shall within three days from receipt of a new Model review and confirm the acceptance of the same. If the new Model is not acceptable to the Supplier, the Supplier may reject the new Model and the following shall apply;

                                                                 Enclosure 14.2,
                                         Forecast, Flexibility & Liability model

         - Supplier shall use its best commercial effort to reallocate, divest and cancel any excess component in order to follow the new forecast provided by Sony Ericsson. Sony Ericsson shall assume liability for any components covered by the latest agreed Model and the component price is calculated on the agreed unit price for the components, as listed in the Model. Enclosure 14.2b is an illustration of the application of the model.

         - In the event the new forecast issued by Sony Ericsson may not use up the components on hand and on order, Supplier undertakes to use his best commercial effort to reallocate, divest and cancel any excess component. Any remaining components which are covered by the last agreed Model shall be kept in stock free of charge for the first three months following the rejection of the new Model. After this three months period Supplier may agree to the liability undertaking by Sony Ericsson as set out in the last agreed Model and invoice and deliver any such remaining excess components as agreed with Sony Ericsson.

         - Sony Ericsson shall assume liability for the scrapping of excess components covered by the Model provided that Sony Ericsson has given the Supplier a written approval to scrap. Sony Ericsson maximum liability shall always be limited to the direct cost for the components; taking into consideration the applicable lead-times and the fore cast volume below the flexibility limit all as defined in the Model.

         - Sony Ericsson shall always have the option to have any excess components assembled into finished Products at agreed price instead of scrapping the components.

         Any significant delay in delivery of the Products, caused by Supplier shall fully relieve Sony Ericsson from its liability under this Enclosure 14.2.

         Any undertaking by Sony Ericsson and/or Supplier as defined herein shall be valid until for 30th June 2004. Supplier may invoice Sony Ericsson for any components left.and covered by the last agreed Model at 30th June 2004 within 30 days thereafter and Sony Ericsson shall settle any such invoice within 30days from the date of invoice. The Supplier shall deliver the concerned components as advised by Sony Ericsson, FCA "HK/SZ" acc. to INCO-terms 2000.

                                                                 Enclosure 14.2A
                                       Forecast, Flexibility and Liability Model

           DEFINITION OF FORECAST FLEXIBILITY & LIABILITY, THE MODEL.

FORE CAST & LIABILITY                                  Fill out yellow and Blue fields
Part no:                          DPY 901 410          Yellow fields to be updated monthly
Description                       Flash                Brown fields calculated by formula
Project                           Alex
Date of "The Model"                 19th August 2003   Week        Six month rolling F/C for information only
Forecast dated                      19th August 2003    34   Month     Sept     Oct     Nov     Dec    Jan    Feb
Leadtime, Call off. Weeks               6                    Week     36-39    40-44   45-48   49-52   1-4    5-8
Leadtime, w/o f.c. Weeks               10                    Volume   128500   147500  104000  62000  62000  77000
Product Price                        7,37

         Week                 1       2       3       4       5       6      7       8       9      10      11      12      13
Accumulated BOM cost
per week, (USD)                 0       0       0       0       0       0   1,583   1,473   1,322   1,322       0       0       0
% liability per Week            0%      0%      0%      0%      0%      0%    100%     90%     40%      0%      0%      0%      0%
Week                           35      36      37      38      39      40      41      42      43      44      45      46      47
Average forecast per week  37 500  32 125  32 125  32 125  32 125  29 500  29 500      (?)     (?) 29 500  26 000  26 000  26 000
Maximum liability per
 week, (USD)                    0       0       0       0       0       0      (?) 39 108  15 600       0       0       0       0
Total liability, (USD)    101 406

         Week               14      15      16
Accumulated BOM cost
per week, (USD)                0       0       0
% liability per Week           0%      0%      0%
Week                          48       1       2
Average forecast per week 26 000  26 000  26 000
Maximum liability per
 week, (USD)                   0       0       0
Total liability, (USD)

                  FLEXIBILITY
Presently agreed/Installed max. production capacity     37 500     per week
Leadtime to Increase capacity with 50%                      12      Weeks
Leadtime to Increase capacity with 100%                     12      Weeks
Maximum flexibility within Installed capacity to
 increase production per month, upward flexibility.         25    (?) volume
                                                                   month 1

PRICES AND LEADTIME OF SELECTED COMPONENTS.

                                                                    Delta price.
                                   Leadtime                         Weeks 8, 6-
Component               Part no      Weeks           Price. USD       8, 5-8
---------               -------      -----           ----------       ------
Motorola 8 Bit CPU
MC68HC908QT4CDW          0107-
SOIC8                   T4CDWNVO      8                  0.8

WHITE LED DRIVER
MAX1561ETA-T QFN-8       0107-
MAXIM                   61ETAOV1      8                 0.47

SCHOTTKY DIODE           0108-
CUSO2 TOSHIBA           CUS02041      8                0.052           1,322

INDUCTOR                 0401-
LOH32CN220K23           22325191      6                0.044

PCB FR4 DOUBLE-SIDES     0610-
28.4X13.7X1MMX20 gold   RA2GF201
plating Halogen free       XO         6                0.069

PCB FR4 single-SIDES     0601-
20X11X0.5MM Gold        RA1DF202
Plating Halogen free       XO         6                0.038           1,473

TACH SW SOH-113HST       1804-        5                 0.11           1,583

Model based upon two
weeks production
leaqdtime in addition to
each component leadtime

                              Scenario description              Enclosure 1 4.2B
                                       Forecast, Flexibility and Liability Model

           DEFINITION OF FORECAST FLEXIBILITY & LIABILITY, THE MODEL.

FORE CAST & LIABILITY                             Fill out yellow and Blue fields
Part no:                     DPY 901 410          Yellow fields to be updated monthly
Description                  Flash                Brown fields calculated by formula
Project                      Alex
Date of "The Model"            19th Sep 2003      Week        Six month rolling F/C for information only
Forecast dated                 19th Sep 2003       38   Month     Sept     Oct     Nov     Dec    Jan    Feb
Leadtime, Call off. Weeks          6                    Week     36-39    40-44   45-48   49-52   1-4    5-8
Leadtime, w/o f.c. Weeks          10                    Volume   128500   147500  104000  62000  62000  62000
Product Price                   7,37

         Week                 1       2       3       4       5       6      7       8       9      10      11      12        13
Accumulated BOM cost
 per week, (USD)                0       0       0       0       0       0   1,583   1,473   1,322   1,322       0       0        0
% liability per Week            0%      0%      0%      0%      0%      0%    100%     90%     40%      0%      0%      0%       0%
Week                           39      40      41      42      43      44      45      46      47      48      49      50       51
Average forecast per week  32 125  29 500  29 500  29 500  29 500  29 500  26 000  26 000  26 000  26 000  15 500  15 500   15 500
Maximum liability per
 week, (USD)                    0       0       0       0       0       0  41 158  34 468  13 749       0       0       0        0
Total liability, (USD)     69 375

         Week               14      15      16
Accumulated BOM cost
per week, (USD)                0       0       0
% liability per Week           0%      0%      0%
Week                          52       1       2
Average forecast per week 15 500  15 500  15 500
Maximum liability per
 week, (USD)                   0       0       0
Total liability, (USD)

                   FLEXIBILITY
Presently agreed/Installed max. production capacity     37 500     per week
Leadtime to Increase capacity with 50%                      12      Weeks
Leadtime to Increase capacity with 100%                     12      Weeks
Maximum flexibility within Installed capacity to
 increase production per month, upward flexibility.         25    % of volume
                                                                    month 1

PRICES AND LEADTIME OF SELECTED COMPONENTS.

                                                                    Delta price.
                                   Leadtime                         Weeks 8, 6-
Component               Part no      Weeks            Price, USD       8, 5-8
---------               -------      -----            ----------       ------
Motorola 8 Bit CPU
MC68HC908QT4CDW          0107-
SOIC8                   T4CDWNVO      8                  0.8

WHITE LED DRIVER
MAX1561ETA-T QFN-8       0107-
MAXIM                   61ETAOV1      8                 0.47

SCHOTTKY DIODE           0108-
CUSO2 TOSHIBA           CUS02041      8                0.052           1,322

INDUCTOR                 0401-
LOH32CN220K23           22325191      6                0.044

PCB FR4 DOUBLE-SIDES     0610-
28.4X13.7X1MMX20 gold   RA2GF201
plating Halogen free       XO         6                0.069

PCB FR4 single-SIDES     0601-
20X11X0.5MM Gold        RA1DF202
Plating Halogen free       XO         6                0.038           1,473

TACH SW SOH-113HST       1804-        5                 0.11           1,583

Model based upon two
weeks production
leaqdtime in addition to
each component leadtime

REMARKS :

THIS NEW MODEL IS ACCEPTABLE TO NAMTAI SINCE THIS LATEST FORECAST GO IN-LINE WITH THE PREVIOUS AGREED MODEL.

                              Scenario description              Enclosure 14.2 B
                                       Forecast, Flexibility and Liability Model

           DEFINITION OF FORECAST FLEXIBILITY & LIABILITY, THE MODEL.

FORE CAST & LIABILITY                      Fill out yellow and Blue fields
Part no:                  DPY 901 410      Yellow fields to be updated monthly
Description               Flash            Brown fields calculated by formula
Project                   Alex
Date of "The Model"       19th Sep 2003      Week        Six month rolling F/CV for information only
Forecast dated            19th Sep 2003       38   Month     Sept     Oct     Nov     Dec    Jan    Feb
Leadtime, Call off. Weeks        6                 Week     36-39    40-44   45-48   49-52   1-4    5-8
Leadtime, w/o f.c. Weeks        10                 Volume   128500   147500  62000   62000  62000  62000
Product Price                 7,37

         Week                 1       2       3       4       5       6      7           8          9            10          11
Accumulated BOM cost
per week, (USD)                 0       0       0       0       0       0   1,583   1,583   1,473   1,473  1,473    1,322    1,322
% liability per Week            0%      0%      0%      0%      0%      0%    100%    100%     90%     90%    90%      40%      40 %
Week                           39      40      41      42      43      44      45         46            47        48            49
Average forecast per week  32 125  29 500  29 500  29 500  29 500  29 500  15 500  10 500   5 500  15 500  5 500   10 500   15 500
Maximum liability per
 week, (USD)                    0       0       0       0       0       0  24 537  16 622   6 629  20 548  7 291    5 552    8 196
Total liability, (USD)     89 375

         Week                12      13      14      15      16
Accumulated BOM cost
per week, (USD)                 0       0       0       0       0
% liability per Week            0%      0%      0%      0%      0%
Week                           50      51      52       1       2
Average forecast per week  15 500  15 500  15 500  15 500  15 500
Maximum liability per
 week, (USD)                    0       0       0       0       0
Total liability, (USD)

                 FLEXIBILITY
Presently agreed/Installed max. production capacity     37 500     per week
Leadtime to Increase capacity with 50%                      12      Weeks
Leadtime to Increase capacity with 100%                     12      Weeks
Maximum flexibility within Installed capacity to
 increase production per month, upward flexibility.         25    % of volume
                                                                    month 1

PRICES AND LEADTIME OF SELECTED COMPONENTS.

                                                                    Delta price.
                                   Leadtime                          Week 8, 6-
Component               Part no      Weeks            Price. USD       8, 5-8
---------               -------      -----            ----------       ------
Motorola 8 Bit CPU
MC68HC908OT4CDW          0107-
SOIC8                   T4CDWNVO      8                  0.8

WHITE LED DRIVER
MAX1561ETA-T OFN-8       0107-
MAXIM                   61ETAOV1      8                 0.47

SCHOTTKY DIODE           0108-
CUSO2 TOSHIBA           CUS02041      8                0.052           1,322

INDUCTOR                 0401-
LOH32CN220K23           22325191      6                0.044

PCB FR4 DOUBLE-SIDES     0610-
28.4X13.7X1MMX20 gold   RA2GF201
plating Halogen free       xo         6                0.069

PCB FR4 single-SIDES     0601-
20X11X0.5MM Gold        RA1DF202
Plating Halogen free       xo         6                0.038           1,473

TACH SW SOH-113HST       1804-        5                 0.11           1,583

Model based upon two
weeks production
leaqdtime in addition to
each component leadtime

REMARKS :

1. THE NEW MODEL IS NOT ACCEPTABLE TO NAMTAI WITH THE ASSUMPTION THAT THE WEEKLY OUTPUT IS DROPPED FROM 26K TO 15.5K.

2. NAMTAI SHALL USE ITS BEST COMMERCIAL EFFORT TO REALLOCATE, DIVEST AND CANCEL ANY EXCESS COMPONENTS IN ORDER TO FOLLOW THE NEW FORECAST PROVIDED BY SONY ERICSSON.

3. SONY ERICSSON SHALL ASSUME LIABILITY FOR ANY COMPONENTS COVERED BY THE LATEST AGREED MODEL AND THE COMPONENT PRICE IS CALCULATED ON THE AGREED UNIT PRICE AS LISTED IN THE LAST AGREED MODEL.